Exhibit 4.1


                           OPHTHALMIC IMAGING SYSTEMS


                          SECURITIES PURCHASE AGREEMENT


                                April 27th, 2004


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                                            TABLE OF CONTENTS

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1.       AGREEMENT TO SELL AND PURCHASE...........................................................................1

2.       FEES AND WARRANTS........................................................................................1

3.       CLOSING, DELIVERY AND PAYMENT............................................................................2

         3.1      Closing.........................................................................................2

         3.2      Delivery........................................................................................2

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................2

         4.1      Organization, Good Standing and Qualification...................................................2

         4.2      Subsidiaries....................................................................................3

         4.3      Capitalization; Voting Rights...................................................................3

         4.4      Authorization; Binding Obligations..............................................................4

         4.5      Liabilities.....................................................................................4

         4.6      Agreements; Action..............................................................................4

         4.7      Obligations to Related Parties..................................................................5

         4.8      Changes.........................................................................................5

         4.9      Title to Properties and Assets; Liens, Etc......................................................6

         4.10     Intellectual Property...........................................................................7

         4.11     Compliance with Other Instruments...............................................................7

         4.12     Litigation......................................................................................7

         4.13     Tax Returns and Payments........................................................................8

         4.14     Employees.......................................................................................8

         4.15     Registration Rights and Voting Rights...........................................................8

         4.16     Compliance with Laws; Permits...................................................................9

         4.17     Environmental and Safety Laws...................................................................9

         4.18     Valid Offering..................................................................................9

         4.19     Full Disclosure.................................................................................9

         4.20     Insurance......................................................................................10

         4.21     SEC Reports....................................................................................10

         4.22     Listing........................................................................................10

         4.23     No Integrated Offering.........................................................................10

         4.24     Stop Transfer..................................................................................10

         0        Dilution.......................................................................................10
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5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................................................11

         5.2      Requisite Power and Authority..................................................................11

         5.2      Requisite Power and Authority..................................................................11

         5.3      Investment Representations.....................................................................11

         5.4      Purchaser Bears Economic Risk..................................................................11

         5.5      Acquisition for Own Account....................................................................12

         5.6      Purchaser Can Protect Its Interest.............................................................12

         5.7      Accredited Investor............................................................................12

         5.8      Legends........................................................................................13

6.       COVENANTS OF THE COMPANY................................................................................14

         6.1      Stop-Orders....................................................................................14

         6.2      Listing........................................................................................14

         6.3      Market Regulations.............................................................................15

         6.4       Reporting Requirements........................................................................15

         6.5      Use of Funds...................................................................................15

         6.6      Access to Facilities...........................................................................15

         6.7      Taxes..........................................................................................15

         6.8      Insurance......................................................................................15

         6.9      Intellectual Property..........................................................................16

         6.10     Properties.....................................................................................16

         6.11     Confidentiality................................................................................16

         6.12     Required Approvals.............................................................................16

         6.13     Reissuance of Securities.......................................................................16

         6.14     Opinion........................................................................................17

7.       COVENANTS OF THE COMPANY................................................................................17

         7.1      Confidentiality................................................................................17

         7.2      Non-Public Information.........................................................................17

         7.3      Conditions Precedent...........................................................................17

8.       COVENANTS OF THE COMPANY AND PURCHASERS REGARDING INDEMNIFICATION.......................................18

         8.1      Company Indemnification........................................................................18

         8.2      Purchaser's Indemnification....................................................................18

         8.3      Procedures.....................................................................................18
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9.       CONVERSION OF CONVERTIBLE NOTES.........................................................................18

         9.1      Mechanics of Conversion........................................................................18

         10.2     Maximum Conversion.............................................................................19

10.      REGISTRATION RIGHTS.....................................................................................20

         0        Registration Rights Granted....................................................................20

10.3.    RIGHT OF FIRST REFUSAL..................................................................................20

                  Offering Restrictions..........................................................................20

11.      MISCELLANEOUS...........................................................................................20

         11.1     Governing Law..................................................................................20

         11.2     Survival.......................................................................................21

         11.3     Successors and Assigns.........................................................................21

         11.4     Entire Agreement...............................................................................21

         11.5     Severability...................................................................................21

         11.6     Amendment and Waiver...........................................................................21

         11.7     Delays or Omissions............................................................................21

         11.8     Notices........................................................................................22

         11.9     Attorneys' Fees................................................................................22

         11.10    Titles and Subtitles...........................................................................22

         11.11    Counterparts...................................................................................22

         11.12    Broker's Fees..................................................................................22

         11.13    Construction...................................................................................22
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                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 27th, 2004, by and between Ophthalmic Imaging Systems, a California corporation (the "Company"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale to the Purchaser of a Convertible Term Note in the aggregate principal amount of $1,000,000 (the "Note"), which Note is convertible into shares of the Company's common stock, no par value per share (the "Common Stock") at a fixed conversion price of $1.22 per share of Common Stock ("Fixed Conversion Price");

         WHEREAS, the Company wishes to issue a warrant to the Purchaser to purchase up to 313,000 shares of the Company's Common Stock in connection with Purchaser's purchase of the Note;

         WHEREAS, Purchaser desires to purchase the Note and Warrant on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Note and Warrant to Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company a Note in the amount of $1,000,000 convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of the Note and this Agreement. The Note purchased on the Closing Date shall be known as the "Offering." A form of the Note is annexed hereto as Exhibit A. The Note will have a Maturity Date (as defined in the Note) thirty six (36) months from the date of issuance. Collectively, the Note and Warrant (as defined in Section 2) and Common Stock issuable in payment of the Note, upon conversion of the Note and upon exercise of the Warrant are referred to as the "Securities".

         2. FEES AND WARRANT. On the Closing Date:

                  (a) The Company will issue and deliver to the Purchaser a Warrant to purchase 313,000 shares of Common Stock in connection with the Offering (the "Warrant") pursuant to Section 1 hereof. The Warrant must be delivered on the Closing Date. A form of

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Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company's Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

                           (b) Upon execution and delivery of this Agreement by
the Company and Purchaser , the Company shall pay to Laurus Capital Management, LLC, manager of Purchaser (i) a closing payment in an amount equal to three and one half percent (3.5%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the "Closing Payment".

                           (c) The Company shall reimburse the Purchaser for its
reasonable legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements (as hereinafter defined), and expenses in connection with the Purchaser's due diligence review of the Company and relevant matters. Amounts required to be paid hereunder will be paid at the Closing and shall not exceed $10,000 for legal fees and expenses and performing due diligence inquiries on the Company.

                           (d) The Closing Payment, legal fees and due diligence
fees (net of deposits previously paid by the Company shall be paid at closing out of funds held pursuant to a Funds Escrow Agreement of even date herewith among the company, Purchaser, and an Escrow Agent (the "Funds Escrow Agreement") and a disbursement letter (the "Disbursement Letter").

         3.       CLOSING, DELIVERY AND PAYMENT.

                  3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  3.2 Delivery. Pursuant to the Funds Escrow Agreement in the form attached hereto as Exhibit C, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, a Note in the form attached as Exhibit A representing the principal amount of $1,000,000 and a Warrant in the form attached as Exhibit B in the Purchaser's name representing 313,000 Warrant Shares and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below which disclosures are supplemented by, and subject to the Company's filings under the Securities Exchange Act of 1934 (collectively, the "Exchange Act Filings"), copies of which have been provided or made available to the Purchaser.

                  4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of


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California . The Company has the corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and the Note and the Warrant to be issued in connection with this Agreement, the Security Agreement relating to the Note dated as of April 27th, 2004 between the Company and the Purchaser, the Registration Rights Agreement relating to the Securities dated as of April 27th, 2004 between the Company and the Purchaser and all other agreements referred to herein (collectively, the "Related Agreements"), to issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the "Note Shares"), to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

         4.2 Subsidiaries. The Company has no subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.

         4.3      Capitalization; Voting Rights.

                  (a) The authorized capital stock of the Company, as of the date hereof consists of 40,000,000 shares, of which 20,000,000 are shares of Common Stock, no par value per share, 14,532,157 shares of which are issued and outstanding, and no shares of preferred stock are issued and outstanding.

                  (b) Except as disclosed on Schedule 4.3 or disclosed in any Exchange Act Filings, other than (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3 or as disclosed in any Exchange Act Filings, neither the offer, issuance or sale of any of the Note or Warrant, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                  (c) All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Articles of Incorporation (the "Charter"). The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities

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will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         4.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers and directors necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrant has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company enforceable in accordance with their terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies. The sale of the Note and the subsequent conversion of the
Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         4.5 Liabilities. As of December 31st, 2003 the Company, to the best of its knowledge, has no material contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

         4.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

                  (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (b) Since December 31st, 2003, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses, or (iv) sold, exchanged

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or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7 or as disclosed in any Exchange Act Filings, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered and for bonus payments, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company) and (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings. Except as described above or set forth on Schedule 4.7 or as disclosed in any Exchange Act Filings, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         4.8 Changes. Since December 31st, 2003, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

                  (a) Any change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

                  (b) Any resignation or termination of any officer, key employee or group of employees of the Company;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

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                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect material loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) Any labor organization activity related to the Company;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

                  (m) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

                  (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

         4.9 Title to Properties and Assets; Liens, Etc. (a) Except as set forth on Schedule 4.9(a) which shall set forth liens levied on the Company existing on the date hereof ("Permitted Liens") or as disclosed in any Exchange Act Filings filed as of the date hereof, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and
(c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth


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on Schedule 4.9(b) or as disclosed in any Exchange Act Filings filed as of the date hereof, the Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         4.10     Intellectual Property.

                  (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                  (b) The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

                  (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

         4.11 Compliance with Other Instruments. Except as set forth on Schedule
4.11 or as disclosed in any Exchange Act Filings, the Company is not in violation or default of any term of its Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         4.12 Litigation. Except as set forth on Schedule 4.12 or as disclosed in any Exchange Act Filings, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that prevents the Company to enter into this Agreement or the Related Agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company,

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financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         4.13 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13 or as disclosed in any Exchange Act Filings, the Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         4.14 Employees. Except as set forth on Schedule 4.14, the Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

         4.15 Registration Rights and Voting Rights. Except as set forth on
Schedule 4.15 and except as disclosed in Exchange Act Filings, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no

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stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

         4.16 Compliance with Laws; Permits. Except as set forth on Schedule
4.16 or as disclosed in any Exchange Act Filings, to its knowledge, the Company is not in violation in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, prospects or financial condition of the Company.

         4.17 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

         4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

         4.19 Full Disclosure. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable.

         4.20 Insurance. The Company has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company in the same or similar business.

         4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished or made available the Purchaser with copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and (ii) its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003, (iii) its Definitive Proxy Statement filed on April 27,2004 and (iv) the Form 8-K filings which it made during 2003 to date (collectively, the "SEC Reports"). Except as set forth on
Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.22 Listing. The Company's Common Stock is listed for trading on the NASD Over the Counter Bulletin Board and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from the NASD Over the Counter Bulletin Board or that its Common Stock does not meet all requirements for listing.

         4.23 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings (other than such concurrent offering to the Purchaser).

         4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

         4.25 Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         5.1 No Shorting. The Purchaser or any of its affiliates and investment partners will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock or any other hedging strategies for as long as the Note is outstanding.


         5.2 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

         5.3 Investment Representations. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

         5.4 Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available with respect to such sale.

         5.5 Acquisition for Own Account. Purchaser is acquiring the Note and Warrant and the Note Shares and the Warrant Shares for Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution. Purchaser has not offered nor sold any portion of the Securities being acquired nor does Purchaser have any intention of dividing the Securities with others or of selling, distributing or otherwise disposing of any of the Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and in compliance with this Agreement.

         5.6 Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business and financial experience, Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

         5.7 Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act and that the Purchaser is not a broker-dealer.

         5.8 Patriot Act. If the Purchaser is a corporation, trust, partnership, limited liability company or other organization, the Purchaser certifies that, to the best of Purchaser's knowledge, the Purchaser has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Purchaser hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that: (i) none of the cash or property that the Purchaser will pay or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser to the Company, to the extent that they are within the Purchaser's control shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Purchaser shall promptly notify the Company if any of these representations ceases to be true and accurate regarding the Purchaser. The Purchaser agrees to provide the Company any additional information regarding the Purchaser that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Company may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. The Purchaser further understands that the Company may release confidential information about the Purchaser and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

         5.9 Reoffers and Resales. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the Securities Act or pursuant to an exemption from registration under the Securities Act.

         5.10 No Advertisement, Etc. Purchaser is not subscribing for the Securities as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting. Purchaser understands that no United States federal or state agency, or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Securities.

         5.11 Company Reliance. Purchaser understands that the Securities are being offered and sold to the Purchaser by the Company in reliance upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein and in the documents contemplated in connection herewith in order to determine the eligibility of the Purchaser to acquire or receive an offer to acquire the Securities; and the information with respect to the Purchaser provided to the Company by the Purchaser is accurate and complete in all material respects.

         5.12     Legends.

                  (a) The Note shall bear substantially the following legend:

         "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO OPHTHALMIC IMAGING SYSTEMS THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined) in connection with a resale, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO OPHTHALMIC IMAGING SYSTEMS THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) The Warrant shall bear substantially the following legend:

         "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO OPHTHALMIC IMAGING SYSTEMS THAT SUCH REGISTRATION IS NOT REQUIRED."

         6. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Purchaser as follows:

                  6.1 Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  6.2 Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Note and upon the exercise of the Warrant on the NASD Over the Counter Bulletin Board (the "Principal Market") upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                  6.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchaser and promptly provide copies thereof to Purchaser.

                  6.4 Reporting Requirements. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                  6.5 Use of Funds. The Company agrees that it will use the proceeds of the sale of the Note and Warrant for general corporate purposes and the repayment of the Company's indebtedness only.

                  6.6 Access to Facilities. The Company will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to (a) visit and inspect any of the properties of the Company, (b) examine the corporate and financial records of the Company (unless such examination is not permitted by federal, state or local law or by contract) and (c) discuss the affairs, finances and accounts of the Company with the directors, officers and independent accountants of the Company.

                  6.7 Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  6.8 Insurance. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and to the extent available on commercially reasonable terms.

                  6.9 Intellectual Property. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  6.10 Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

                  6.11 Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  6.12 Required Approvals. For so long as 25% of the principal amount of the Note is outstanding, the Company, without the prior written consent of the Purchaser, shall not:

                         (a) directly or indirectly declare or pay
any dividends, other than dividends with respect to its preferred stock;

                         (b) liquidate, dissolve or effect a material
reorganization if such material reorganization would result in a change to a majority of the current composition of the Company's Board of Directors or could reasonably be expected to have a material adverse effect (i) on the ability of the Company to fully perform its Obligations (as defined in the Security Agreement between the Company and the Purchaser of even date herewith (the "Security Agreement"), or (ii) on the value of the Collateral (as defined in the Security Agreement) or the priority of the Purchaser's liens with respect thereto;

                         (c) become subject to (including, without limitation,
by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby; or

                         (d) materially alter or change the scope of the
business of the Company.

                  6.13 Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 5.12 above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act, or
(b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act. The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

                  6.14 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrant.



         7. COVENANTS OF THE PURCHASER. The Purchaser covenants and agrees with the Company as follows:

                  7.1 Confidentiality. The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  7.2 Non-Public Information. The Purchaser agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

                  7.3 CONDITIONS PRECEDENT. The obligations hereunder of the Company and the Purchaser to enter into this Agreement and sell and purchase the Securities is subject to their satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's and the Purchaser's sole benefit respectively, and they may waive their own rights at any time in their sole discretion.

                           (a) The parties shall have executed and delivered
this Agreement and the Related Agreements.

                           (b) The Purchaser shall have delivered to the Escrow
Agent the purchase price for the Securities and the Company shall have delivered the Note and the Warrant to the Escrow Agent.

                           (c) Each of the representations and warranties of the
Company and the Purchaser shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

                           (d) The Company shall have performed, satisfied and
complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                           (e) At the Closing, the Purchaser shall have received
an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit C hereto.

                           (f) All fees and expenses required to be paid by the
Company in accordance with the provisions of Section 2 hereof shall have been or authorized to be paid by the Company as of the Closing Date

         8.       COVENANTS OF THE COMPANY AND PURCHASER REGARDING
                  INDEMNIFICATION.

                  8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

                  8.2 Purchaser's Indemnification. Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

                  8.3 Procedures. The procedures and limitations set forth in
Section 11.2(c) and (d) shall apply to the indemnifications set forth in Sections 9.1 and 9.2 above.

         9.       CONVERSION OF CONVERTIBLE NOTE.

                  9.1      Mechanics of Conversion.

                  (a) Provided the Purchaser has notified the Company of the Purchaser's intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue shares of the Company's Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 10.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that after the Effective Date (as hereinafter defined) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

                  (b) Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "Notice of Conversion"). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will cause the transfer agent to transmit the shares of the Company's Common Stock issuable upon conversion of the Note (and a certificate representing the balance of the Note not so converted, if requested by Purchaser) to the Purchaser by crediting the account of the Purchaser's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date") so long as such Common Stock being converted is in connection with a resale by the Purchaser.

                  (c) The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 10.1(b) above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 10 hereof upon conversion of the Note in the amount equal to the greater of (i) $500 per business day after the Delivery Date or
(ii) the Purchaser's actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe the Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this
Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

         Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

                  10.2 Maximum Conversion. The Purchaser shall not be entitled to convert on a Conversion Date, nor shall the Company be permitted to require the Purchaser to accept, that amount of a Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Purchaser of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Purchaser may void the conversion limitation described in this
Section 10.2 upon seventy five (75) days prior notice to the Company or without any notice requirement upon an Event of Default (as defined in the Note) and this conversion limitation shall become null and void.

         10.      REGISTRATION RIGHTS.

         Registration Rights Granted. The Company hereby grants registration rights to the Purchaser pursuant to a Registration Rights Agreement dated as of even date herewith between the Company and the Purchaser.

                  10.1 OFFERING RESTRICTIONS. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company; or shares of preferred stock issued to pay dividends in respect of the Company's preferred stock; or equity or debt issued in connection with an acquisition of a business or assets by the Company; or the issuance by the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the "Excepted Issuances"), the Company will not issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Note (the "Exclusion Period").

         11.      MISCELLANEOUS.

                  11.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF ANY AGREEMENT.

                  11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  11.3 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. Purchaser may not assign its rights hereunder to a competitor of the Company Notwithstanding the foregoing, any assignee shall be bound by the terms and provisions of this Agreement. .

                  11.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  11.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  11.6     Amendment and Waiver.

                           (a) This Agreement may be amended or modified only
upon the written consent of the Company and the Purchaser.

                           (b) The obligations of the Company and the rights of
the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

                           (c) The obligations of the Purchaser and the rights
of the Company under this Agreement may be waived only with the written consent of the Company.

                  11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, the Note or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof with a copy to Henry I. Rothman, Esq. Jenkens & Gilchrist Parker Chapin LLP 405 Lexington Avenue New York, NY 10174 facsimile number (212) 704-6288, to the Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy in the case of the Purchaser to John E. Tucker, Esq., 825 Third Avenue 14th Floor, New York, NY 10022, facsimile number (212) 541-4434, or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

                  11.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  11.10 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  11.12 Broker's Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 12.12 being untrue.

                  11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

         IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                                     PURCHASER:
OPHTHALMIC IMAGING SYSTEMS                                   LAURUS MASTER FUND, LTD.



By:__________________________________________________        By:____________________________________________
Name:________________________________________________        Name:__________________________________________
Title:_______________________________________________        Title:_________________________________________
Address:   221 Lathrop Way, Suite I  Sacramento, CA 95815    Address:    c/o Ironshore Corporate Services Ltd.
Attention: Chief Financial Officer                                       P.O.  Box 1234  G.T., Queensgate  House,
Facsimile: (916) 646-0207                                                South Church Street
                                                                         Grand Cayman, Cayman Islands

                                LIST OF EXHIBITS


Form of  Convertible Term Note                                  Exhibit A

Form of Warrant                                                 Exhibit B

Form of Opinion                                                 Exhibit C

Form of Escrow Agreement                                        Exhibit D

                                    EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C


                                 FORM OF OPINIoN


                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

                  2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and Related Agreements. All corporate action on the part of the Company and its officers, directors and stockholders necessary has been taken for (i) the authorization of the Agreement and Related Agreements and the performance of all obligations of the Company thereunder at the Closing, and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements. The Note Shares and the Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and the Related Documents and upon delivery shall be validly issued and outstanding, fully paid and non assessable.

                  3. The execution, delivery and performance of the Agreement, the Note or the Related Agreements by the Company and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

                           (a) Violate the provisions of the Charter or bylaws
                  of the company; or

                           (b) To the best of such counsel's knowledge, violate
                  any judgment, decree, order or award of any court binding upon the Company.

                  4. The Agreement and Related Agreements will constitute, valid and legally binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.

                  5. To such counsel's knowledge, the sale of the Note and the subsequent conversion of the Note into Note Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. To such counsel's knowledge, the sale of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not subject to any preemptive rights or, to such counsel's knowledge, rights of first refusal that have not been properly waived or complied with.

                  6. Assuming the accuracy of the representations and warranties of the Purchaser contained in the Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act. To such counsel's knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy and security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

                  7. There is no action, suit, proceeding or investigation pending or, to such counsel's knowledge, currently threatened against the Company that prevents the right of the Company to enter into this Agreement or any of the Related Agreements, or to consummate the transactions contemplated thereby. To such counsel's knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.


                                      C-2